UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 10, 2015, Essex Bank (the “Bank”), a wholly owned subsidiary of Community Bankers Trust Corporation (the “Company”), entered into a Termination Agreement with the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of Suburban Federal Savings Bank (“SFSB”), and the FDIC. The Agreement terminated the Bank’s only shared-loss arrangement with the FDIC. Under the Agreement, the FDIC paid $3.1 million to the Bank as consideration for the early termination of the shared-loss arrangement.

The Bank had entered into the shared-loss arrangement with the FDIC in connection with its acquisition of loans and real estate assets, following the failure of SFSB, in an FDIC-assisted acquisition on January 30, 2009, as reflected at the time in a purchase and assumption agreement among the same parties. Under the shared-loss arrangement, the FDIC reimbursed the Bank for 80% of losses arising from covered loans and foreclosed real estate assets, on the first $118 million in losses on such covered loans and foreclosed real estate assets, and for 95% of losses on covered loans and foreclosed real estate assets thereafter. The terms of the shared-loss arrangement had been set forth in two separate agreements. Reimbursements for losses under the agreement relating to assets other than single family, residential 1-4 family mortgage assets were made quarterly through March 2014, when that agreement expired, although the Bank would have been required to reimburse the FDIC for recoveries of previously reimbursed loss events related to these assets until March 2017. Reimbursements for losses under the agreement relating to single family, residential 1-4 family mortgage assets were to have been made quarterly through March 2019 for losses incurred through January 2019.

A copy of the Termination Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.02.

The Company issued a press release reporting the termination of the Bank’s shared loss arrangement on September 10, 2015.  The press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Termination Agreement among Federal Deposit Insurance Corporation, as Receiver of Suburban Federal Savings Bank, Crofton, Maryland, Federal Deposit Insurance Corporation and Essex Bank (formerly known as Bank of Essex), Richmond, Virginia, dated as of September 10, 2015

99.1	Press release issued September 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: September 16, 2015	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement among Federal Deposit Insurance Corporation, as Receiver of Suburban Federal Savings Bank, Crofton, Maryland, Federal Deposit Insurance Corporation and Essex Bank (formerly known as Bank of Essex), Richmond, Virginia, dated as of September 10, 2015

99.1	Press release issued September 10, 2015